FOR IMMEDIATE RELEASE

October 14, 1998


SHAREHOLDERS  OF  MGI  PROPERTIES  ("MGI")
APPROVE  PLAN  OF  LIQUIDATION


            BOSTON,  MASSACHUSETTS . . . . MGI Properties (NYSE:MGI),  announced today that its shareholders approved a plan of complete liquidation and termination of the Trust (the "Plan"). The shareholders also approved an amendment to MGI's Declaration of Trust authorizing the Trustees to effect property sales pursuant to the liquidation without further shareholder action.

            On June 18, 1998, the Trust publicly announced that its Board of Trustees had decided to undertake a review of strategic alternatives available to the Trust to maximize shareholder value, including a possible liquidation of the Trust's properties. On August 12, 1998, the Trustees authorized the submission of the Plan to shareholders for their approval.




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FOR FURTHER INFORMATION CONTACT:
Phillip C. Vitali, Executive Vice President and Treasurer (617) 422-6000

            THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E of the Securities Exchange Act of 1934. These forward-looking statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include, among other things, the risks of future action or inaction by the Board of Trustees (and the actual results thereof) with respect to the subject matter of the foregoing Press Release (including the possibility of litigation pertaining thereto); the net realizable value of the properties in the event the plan of liquidation is implemented; the effects of financial market conditions and general economic conditions; maintaining the current occupancy and rent levels at the properties; as well as those Risk Factors set forth under
"Forward-Looking Statements," in Management's Discussion and Analysis of Financial Condition and Results of Operations in MGI's Form 10-K for the year ended November 30, 1997 and in its most recent report on Form 10-Q.